EXHIBIT 3.1

                                STATE OF DELAWARE
                       [EMBLEM OF THE STATE OF DELAWARE]
                          Office of Secretary of State

                                   ----------

     I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GKN HOLDING CORP." FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF SEPTEMBER, A.D. 1992, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO KENT COUNTY RECORDER OF DEEDS ON THE FIFTEENTH DAY OF SEPTEMBER, A.D. 1992 FOR RECORDING.

                                ****************


[SEAL OF THE STATE OF DELAWARE]

                                        /s/ MICHAEL RATCHFORD
                                        ----------------------------
                                             SECRETARY OF STATE
                                             AUTHENTICATION:  *3589749
                                                       DATE: 09/15/1992

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                         FILED 09:00 AM 09/15/92
                                                          922595235 -- 2116322

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               GKN HOLDING CORP.

                            ------------------------
                            Under Section 242 of the
                             General Corporation Law
                            ------------------------

     The undersigned, Roger Gladstone, President, and Andrea B. Goldman, Assistant Secretary, of GKN Holding Corp. (the "Corporation"), hereby certify as follows:

     1. The name of the Corporation is GKN Holding Corp.

     2. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Sub-paragraph A of Article Fourth and substituting in lieu thereof the following:

          A. Authorized Capital Stock. The total number of shares of all classes
             ------------------------
     of stock which the Corporation shall have authority to issue is 75,000,000 shares, consisting of 70,000,000 shares of Common Stock, par value $.0001 per share (hereinafter the "Common Stock"), and 5,000,000 shares of Preferred Stock, par value $.10 per share (hereinafter, the "Preferred Stock"), of which 1,000 shares have been designated Series A Preferred Stock, the relative rights, preferences and limitations of which are as set forth in sub-paragraph B of this Article FOURTH. The relative rights, preferences and limitations of shares of undesignated Preferred Stock shall be as provided in sub-paragraph C of this Article FOURTH.

     3. This amendment to the Restated Certificate of Incorporation herein certified was duly adopted, in accordance with provisions of Section 242 of the General Corporation Law of the State of

Delaware, by resolution of the Board of Directors followed by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon at a meeting of stockholders.

     IN WITNESS WHEREOF, the undersigned have signed this Certificate and affirm, under penalties of perjury, that the Certificate is the act and deed of the Corporation and the facts stated herein are true.

Date: September 11, 1992

                                             /s/Roger Gladstone
                                             ------------------------------
                                             Roger Gladstone
                                             President

ATTEST: /s/ Andrea B. Goldman
- ---------------------------------------
Andrea B. Goldman
Assistant Secretary

[SEAL]

                                STATE OF DELAWARE
                        [EMBLEM OF THE STATE OF DELAWARE]
                          Office of Secretary of State

                                   ----------

     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RESTATED CERTIFICATE OF INCORPORATION OF GKN HOLDING CORP, FILED IN THIS OFFICE ON THE SIXTH DAY OF JUNE, A.D. 1991, AT 9 O'CLOCK A.M.

                                  ************

[SEAL OF THE STATE OF DELAWARE]

                                             /s/Michael Harkins
                                             ----------------------------------
                                             Michael Harkins, Secretary of State

                                             AUTHENTICATION: *3074125
                                                       DATE: 06/10/1991

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/06/1991
                                                         911575188 -- 2116322

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                GKN HOLDING CORP.

     The undersigned corporation, in order to amend and restate its Certificate of Incorporation, hereby certifies as follows:

     FIRST: The name of the corporation is

                               GKN HOLDING CORP.

     SECOND: The corporation was originally incorporated in Delaware on January 30, 1987 under its present name.

     THIRD: The Certificate of Incorporation is hereby amended, to effect the following:

     To amend the total authorized shares of the Corporation to authorize TWENTY FIVE MILLION (25,000,000) shares of Common Stock, $.0001 par value and FIVE MILLION (5,000,000) shares of Preferred Stock, $.10 par value.

     The text of the Certificate of Incorporation, as amended, is hereby restated as follows:

          "FIRST: The name of the corporation (hereinafter the "Corporation") is
           -----
     GKN HOLDING CORP.

          SECOND: The address of the registered office of the Corporation in the
          ------
     State of Delaware is 32 Loockerman Square, Suite L-100 City of Dover, County of Kent, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

          THIRD: The nature of the business and the purposes to be conducted and
          -----
     promoted by the Corporation, which shall be in addition to the authority of the Corporation to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, is as follows:

          To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its real or personal property and assets, or any interest therein, wherever situated.

          To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants , and by-products thereof.

          To guarantee, purchase, take, receive, subscribe for, and otherwise acquire, own, hold, use, and otherwise employ, sell, lease, exchange, transfer, and otherwise dispose of, mortgage, lend, pledge, and otherwise deal in and with, securities, which term, for the purpose of this Article THIRD, includes, without limitation, any shares of stock, bonds, debentures, notes, mortgages, other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or in any property or assets, of any persons, domestic or foreign firms, associations, and corporations, and by any government or agency or instrumentality thereof; to make payment therefor in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers and privileges in respect thereof, including the right to vote.

          To make, enter into, perform and carry out contracts of every kind and description with any person, domestic or foreign firm, association, corporation or government or agency or instrumentality thereof.

          To acquire by purchase, exchange or otherwise, all or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, domestic or foreign firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or any other manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

          To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, foreign or domestic firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the Corporation may determine.

          To make contracts of guaranty and suretyship of all kinds and to endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of a sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the Corporation may otherwise be or become interested, of any persons, foreign or domestic firms, associations, corporations, governments or agencies or instrumentalities thereof, or of any other combination, organization or entity whatsoever.

          To borrow money without limit as to amount and at such rates of interest as it may determine; to issue from time to time and to sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this Certificate of Incorporation, and the Board of Directors of the Corporation may determine; and to secure any of its obligations by mortgage, pledge, or other encumbrance of all or any of its property, franchises and income.

          To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the Corporation would have the power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

          To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness, whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

          To purchase, receive, take, reaquire or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel, and otherwise deal in with its own shares and its other securities from time to time to such extent and in such manner and upon such terms as the Board of Directors of the Corporation shall determine; provided that the Corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

          To organize, as an incorporator, or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any commonwealth, territory, dependency, possession, agency or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

          To promote and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity, either alone or through or in conjunction with firms, trustee, syndicates, individuals, organizations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and to exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

          To have, in furtherance of the foregoing corporate purposes, all of the powers conferred upon corporations organized under the General Corporation Law of the State of Delaware.

          The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall not, except when otherwise provided in this Article THIRD, be limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this Certificate of Incorporation.

          FOURTH: A. Authorized Capital Stock. The total number of shares of all
          ------     ------------------------
     classes of stock which the Corporation shall have authority to issue is THIRTY MILLION (30,000,000) shares, consisting of TWENTY-FIVE MILLION (25,000,000) shares of Common Stock, par value $.0001 per share (hereinafter the "Common Stock"), and FIVE MILLION (5,000,000) shares of Preferred Stock, par value $.10 per share (hereinafter, the "Preferred Stock"), of which One Thousand (1,000) shares have been designated Series A Preferred Stock, the relative rights, preferences and limitations of which are as set forth in sub-paragraph B of this Article FOURTH. The relative rights, preferences and limitations of shares of undesignated Preferred Stock shall be as provided in sub-paragraph C of this Article FOURTH.

          The NINE HUNDRED SEVENTEEN THOUSAND, FIVE HUNDRED (917,500) shares of Common Stock, $.0001 par value, which are presently issued and outstanding are herewith changed into NINE MILLION, ONE HUNDRED SEVENTY FIVE THOUSAND (9,175,000) shares of issued and outstanding common Stock, $.0001 par value.

          B. Designated Series A Preferred Stock.
             -----------------------------------

          (1) Designation.
              -----------

          The designation of this class of preferred shares shall be "Series A Preferred Stock", $.10 par value.

          (2) Issuance of Shares.
              ------------------

          No shares of Series A Preferred Stock shall be issued by the Corporation to anyone other than Roger Gladstone and David Nussbaum.

          (3) Voting Rights.
              -------------

          (i) Except as otherwise provided herein, the holders of Series A Preferred Stock shall have equal right to vote, or consent in lieu of voting, at all meetings of the shareholders of the Corporation, or otherwise, in respect of any matter upon which the vote, or consent in lieu of voting of the shareholders is required, including without limitation the election of directors. Each share of Series A Preferred Stock shall be entitled to one vote.

          (ii) At such times as there are outstanding shares of Series A Preferred Stock, the Board of Directors shall be comprised of such odd number of Directors as shall be fixed by the Board of Directors in the Corporation's By-Laws; provided, however, that such number of Directors shall not be less than five nor more than fifteen.

          The holders of Series A Preferred Stock voting as a separate class shall have the sole right to vote for and elect a majority of the directors of the Corporation who shall be known as the Preferred Directors, and to remove any Preferred Director with or without cause at any time and to fill all vacancies of Preferred Directors. All newly created vacancies in the Board of Directors shall be filled by the Board of Directors until the next meeting of shareholders.

          (4) Liquidation.
              -----------

          In the event of any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, there shall be paid to the holders of the shares of Series A Preferred Stock after payment or provision for payment of the debts and other liabilities of the Corporation, the sum of $1.00 per share in cash before any sums shall be paid of any distributions made to the holders of Common Stock. The entire assets of the Corporation shall be distributed ratably among the holders of Series A Preferred Stock if the amounts payable upon liquidation are not paid in full.

          (5) Dividends.
              ---------

          Shares of Series A Preferred Stock shall not be entitled to receive or earn any dividends thereon.

          (6) Cancellation of Series A Preferred Stock.
              ----------------------------------------

          (i) All shares of Series A Preferred Stock then issued to Mr. Roger Gladstone and Mr. David Nussbaum shall be deemed canceled and no longer designated, issued or outstanding on a date which is the earlier of (a) the fifth anniversary of the original filing of the Certificate of Designation with the Secretary of State of the State of Delaware (the "Anniversary Date"), (b) the death prior to the Anniversary Date of both Roger Gladstone and David Nussbaum, (c) the disability prior to the Anniversary Date of both Roger Gladstone and David Nussbaum for a period of nine consecutive months; or (iv) the disability prior to the Anniversary Date of both Roger Gladstone and David Nussbaum for more than 270 days during any 12 month period.

          (ii) Anything to the contrary notwithstanding in sub-paragraph 6 (i) hereof, shares of Series A Preferred Stock issued to either Roger Gladstone or David Nussman shall, as to Roger Gladstone or David Nussbaum, as the case may be, be canceled no longer designated, issued or outstanding if prior to the Anniversary Date he (a) shall be finally adjudged by any court, Securities and Exchange Commission, state securities commission or stock exchange or National Association of Securities Dealers, Inc., after the exhaustion of all available appellate process or the lapse of time to initiate same, to have willfully violated the provisions of any federal or state securities law, rule or regulation thereunder, or rule or regulation of any self regulatory organization and by reason of such violation has been permanently barred from association with a registered broker-dealer or has been required, as part of any final order, judgment or decree from exercising control over the management of or policies of a registered broker-dealer.

          (iii) The happening or occurrence of an event under sub-paragraph (6)
     (i) or (6) (ii) resulting in the cancellation of Series A Preferred Stock owned by either Roger Gladstone or David Nussbaum shall not result in the cancellation of any Series A Preferred Stock owned by the other unless an event under sub-paragraph (6) (i) or (6) (ii) shall have independently occurred as to the other.

          C. Undesignated Preferred Stock.
             ----------------------------

          Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular event except that there may be difference dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the provisions of subparagraph
     (4) of Paragraph (D) of this Article FOURTH, the Board of Directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

          (1) The distinctive designation of and the number of shares of Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

          (2) the rate and times at which, and the terms and conditions upon which, dividends, if any on shares of the series shall be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation, or on any series of Preferred Stock or of any other class or classes of stock of this Corporation, and whether such dividends shall be cumulative or non-cumulative;

          (3) the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of this Corporation, or of any series of Preferred Stock of this Corporation, and the terms and conditions of such conversion or exchange;

          (4) whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the Common Stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

          (5) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of this Corporation;

          (6) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

          (7) the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (i) the right to more or less than one vote per share on any or all matters votes upon by the stockholders and (ii) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Corporation, or to elect a majority of the members of the Board, under such circumstances and upon such conditions as the Board may determine.

          D. Common Stock.
             ------------

          (1) After the requirements with respect to preferential dividends on Preferred Stock (fixed in accordance with provisions of paragraph (C) of this Article FOURTH), if any, shall have been met and after this Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of paragraph
     (C) of this Article FOURTH) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph (C) of this Article FOURTH, then but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

          (2) After distribution in full of the preferential amount (fixed in accordance with the provisions of paragraph (C) of this Article FOURTH), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of this Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratable in proportion to the number of shares of Common Stock held by each.

          (3) Except as otherwise be required by law, this Certificate of Incorporation or the provisions of the resolution or resolutions as may be adopted by the Board of Directors pursuant to paragraph (C) of this Article FOURTH, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon by the stockholders.

          E. Other Provisions.
             ----------------

          (1) The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph (C) of this Article FOURTH, and the consent, by class or series vote or otherwise, of the holders of the Preferred Stock or such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them, provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other shares of Preferred Stock.

          (2) Subject to the provisions of subparagraph (1) of this paragraph, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

          (3) Shares of the Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

          (4) No holder of any of the shares of any class or series of stock or of options, warrants or others rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series.

          FIFTH: The incorporator of the Corporation is Robert D. Raicht, whose
          -----
     mailing address is c/o Lefrak, Newman & Myerson, 575 Madison Avenue, New York, New York 10022.

          SIXTH: Elections of Directors need not be by written ballot unless the
          -----
     By-Laws of the Corporation so provide.

          SEVENTH: Whenever a compromise or arrangement is proposed between this
          -------
     Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of
     Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

          EIGHTH: The personal liability of the directors of the Corporation is
          ------
     hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

          NINTH: The Corporation shall, to the fullest extent permitted by
     Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person."

     FOURTH: The amendment effected herein was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms the facts set forth herein are true under penalties of perjury this 5th day of June, 1991.

                                             /s/ ROGER GLADSTONE
                                             -----------------------------------
                                             ROGER GLADSTONE, President

                                             /s/ David Nussbaum
Attest:                                      -----------------------------------
                                             DAVID NUSSBAUM, Secretary

STATE OF DELAWARE)     INDEXED
KENT COUNTY      )

RECORDED in the Office for the Recording of Deeds, Etc. At
Dover, In and for said County of Kent, In Corp. Record B
Vol. 135 Page 104 Etc. the 11th day of June A.D. 1991
WITNESS my hand and the Seal of said office.

/s/ [ILLEGIBLE], Recorded
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